Exhibit 3.1

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
06/19/2020	202017100844	AMENDED/RESTATED ARTICLES (AMA)	50.00	300.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

VORYS SATER SEYMOUR AND PEASE LLP
TED B. HIPSHER
52 E. GAY ST.
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

906135

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

PREMIER FINANCIAL CORP.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
AMENDED/RESTATED ARTICLES	**202017100844**

Effective Date: 06/19/2020

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 19th day of June, A.D. 2020.

United States of America
State of Ohio
Office of the Secretary of State

Ohio Secretary of State

COPY

Form 540 Prescribed by:

Frank LaRose
Ohio Secretary of State

For screen readers, follow instructions located at this path.

Toll Free: 877.767.3453
Central Ohio: 614.466.3910
OhioSoS.gov
business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (**Two business day processing time. Requires an additional $100.00**)
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Form Must Be Typed

Check appropriate box:

☐ Amendment to existing Articles of Incorporation (125-AMDS)

☒ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

RECEIVED
SECRETARY OF STATE
2020 JUN 19 AM 8:53
CLIENT SERVICE CENTER

Complete the following information:

Name of Corporation	First Defiance Financial Corp.
Charter Number	906135

Check one box below and provide information as required:

☐ The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☒ The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) 6

☐ The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

☐ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540 Page 1 Last Revised: 06/2019

OH008 - 7/24/2019 Wolters Kluwer Online

Complete only if box (2) is checked

Transferee Name (New Applicant Name)

Mailing Address

City | State | ZIP Code

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required

This document must be signed by the applicant or by any authorized representative of the applicant.

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

First Defiance Financial Corp.

Signature

[signature]

By (if applicable)

Jude Nohra

Print Name

Signature

By (if applicable)

Print Name

Form 534B | Page 2 | Last Revised: 06/2019

ATTACHMENT TO THE CERTIFICATE OF AMENDMENT

OF

FIRST DEFIANCE FINANCIAL CORP.

RE

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

On June 1, 2020, the Board of Directors (the “Board”) of First Defiance Financial Corp. (the “Corporation”), in accordance with Section 1701.70(B)(8) of the Ohio Revised Code and the Amended and Restated Articles of Incorporation of the Corporation, as amended, adopted the following resolution by unanimous written consent:

WHEREAS, the board of directors (the “Board”) of First Defiance Financial Corp. (the “Company”) has received and had the opportunity to review the Amended and Restated Articles of Incorporation (the “Articles”) of the Company and an Amended and Restated Code of Regulations (the “Code”); and

NOW, THEREFORE, BE IT RESOLVED, that the Articles and Code, substantially in the form set forth herein as Exhibits A and B, respectively, are hereby authorized, approved and adopted, effective upon the approval of the Ohio Secretary of State.